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                                                                   EXHIBIT 10.15




                                 THIRD AMENDMENT
                             TO THE CHOICEPOINT INC.
                           DEFERRED COMPENSATION PLAN


                  THIS AMENDMENT to the ChoicePoint Inc. Deferred Compensation Plan (the "Plan") is made and entered into by ChoicePoint Inc. (the "Company") as of the first day of September, 2002;

                  WHEREAS, the Company has previously adopted the Plan, which was originally effective July 30, 1997, and has amended the Plan on two prior instances; and,

                  WHEREAS, pursuant to Section 12.5 of the Plan, the Management Compensation & Benefits Committee of the Board of Directors of the Company did, by resolution duly adopted, approve the amendment of the Plan as contained herein, and Section 12.5 permits amendment of the Plan in the Plan Administrator's discretion consistent with the overall compensation and benefit policies of the Company.

                  NOW, THEREFORE, the Plan is hereby amended as follows:

                                       1.

         Section 2.5 is hereby amended by adding the following sentence prior to the last sentence thereof:

         The fund, and any accounts invested therein, shall be adjusted as appropriate by the Plan Administrator to prevent any dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

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                                       2.


         Section 10.2(c) is hereby amended by adding the following sentence to the end of said section:

         In the event that a Beneficiary is to receive payments over a period of time, rather than in an immediate lump sum, the Beneficiary shall have the rights of a Participant with respect to the deceased Participant's Account, including the right to elect to treat the Account as if invested in one of the investment funds described in Section 7.3 and receive reports as described in Section 7.5.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of the date and year first above written.

                                         CHOICEPOINT INC.



                                         By: /s/ John H. Karr
                                             ------------------------------

                                         Title: Vice President;
                                                Compensation and Benefits

Attest: /s/ Mary J. Rupert

Title: Notary